                                                               Exhibit 11

                                         ENGINEERED SUPPORT SYSTEMS, INC.
                                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                     (in thousands, except per share amounts)

                                                               Three Months Ended                   Six Months Ended
                                                                    April 30                            April 30
                                                          -----------------------------       ----------------------------
                                                              2001              2000              2001             2000
                                                          -----------       -----------       -----------      -----------
NET INCOME                                                $     4,444       $     2,570       $     8,285      $     5,144
                                                          ===========       ===========       ===========      ===========

BASIC EARNINGS PER SHARE

     Average basic shares outstanding                           9,220             8,730             9,160            8,692
                                                          ===========       ===========       ===========      ===========

                                                          $      0.48       $      0.29       $      0.90      $      0.59
                                                          ===========       ===========       ===========      ===========



DILUTED EARNINGS PER SHARE

     Average basic shares outstanding                           9,220             8,730             9,160            8,692

     Net effect of dilutive stock options(1)                      646               221               573              204
                                                          -----------       -----------       -----------      -----------
                                                                9,866             8,951             9,733            8,896
                                                          ===========       ===========       ===========      ===========

                                                          $      0.45       $      0.29       $      0.85      $      0.58
                                                          ===========       ===========       ===========      ===========


(1) Based on the treasury stock method

(2) All computations have been restated to reflect a five-for-four stock split effected by the Company on March 16, 2001


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